UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 20, 2013

Cornerstone Therapeutics Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50767	04-3523569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, North Carolina		27518
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-678-6611

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 20, 2013, Cornerstone Therapeutics Inc. (the "Company") issued a press release announcing that its Board of Directors has received a letter from the Company's majority stockholder, Chiesi Farmaceutici S.p.A. ("Chiesi"). In the letter, Chiesi proposed, subject to certain conditions, to acquire the shares of the Company's common stock that it does not already own for a price of between $6.40 and $6.70 per share.

On February 25, 2013, the Company issued a press release announcing that its Board of Directors had appointed a special committee comprised of five independent directors to coordinate its response to the letter received from Chiesi.

Copies of the Company's press releases are filed as exhibits to this Report. A copy of Chiesi's letter was previously filed as Exhibit 13 to the Schedule 13D/A filed by Chiesi on February 19, 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
See the Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone Therapeutics Inc.

February 25, 2013	By:	/s/ Andrew K. W. Powell

Name: Andrew K. W. Powell
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 20, 2013.
99.2	Press Release dated February 25, 2013.